EXHIBIT 11.1
                            RICHFOOD HOLDINGS, INC.
                  COMPUTATION OF NET EARNINGS PER COMMON SHARE
              (Dollar amounts in thousands, except per share data)


                                                 Third Quarter Ended
                                          --------------------------------
                                           January 4,         January 6,
                                              1997              1996
                                          -------------     --------------

NET EARNINGS:

Net earnings                              $      15,000     $        2,772
                                          =============     ==============


PRIMARY EARNINGS PER COMMON SHARE:

Weighted average number of
     common shares outstanding               47,325,705         46,857,027

Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method                      554,344            736,722
                                          -------------     --------------

Common shares and equivalents                47,880,049         47,593,749
                                          =============     ==============

Net earnings per common share (a)         $        0.31     $         0.06
                                          =============     ==============


FULLY DILUTED EARNINGS PER COMMON SHARE:

Common shares and equivalents                47,880,049         47,593,749

Net  additional  common  shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method
     using quarter-end market price,
     if higher than average price                     -                  -
                                          -------------     --------------

Common shares and equivalents (b)            47,880,049         47,593,749
                                          =============     ==============

Net earnings per common share (a)         $        0.31     $         0.06
                                          =============     ==============


NOTE:  (a)  Dilution is less than 3%.
       (b)  The Company does not have any other potentially dilutive securities.


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                                  EXHIBIT 11.1
                            RICHFOOD HOLDINGS, INC.
                  COMPUTATION OF NET EARNINGS PER COMMON SHARE
              (Dollar amounts in thousands, except per share data)


                                                  Year-to-Date
                                         -------------------------------
                                           January 4,       January 6,
                                             1997              1996
                                         -------------     -------------

NET EARNINGS:

Net earnings                             $      40,017     $      22,787
                                         =============     =============


PRIMARY EARNINGS PER COMMON SHARE:

Weighted average number of
     common shares outstanding              47,257,605        46,827,293

Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method                     523,185           736,722
                                         -------------     -------------

Common shares and equivalents               47,780,790        47,564,015
                                         =============     =============

Net earnings per common share (a)        $        0.84     $        0.48
                                         =============     =============


FULLY DILUTED EARNINGS PER COMMON SHARE:

Common shares and equivalents               47,780,790        47,564,015

Net  additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method
     using quarter-end market price,
     if higher than average price               30,823                 -
                                         -------------     -------------

Common shares and equivalents (b)           47,811,613        47,564,015
                                         =============     =============

Net earnings per common share (a)        $        0.84     $        0.48
                                         =============     =============


NOTE:  (a)  Dilution is less than 3%.
       (b)  The Company does not have any other potentially dilutive securities.